EXHIBIT 5

                     Opinion of Schnader Harrison Segal & Lewis,
                    of Harrisburg, Pennsylvania, Special Counsel
                 to the Registrant, as to the legality of the shares
                  of the Registrant s common stock being registered












































                                   March 19, 1997


Board of Directors
Comm Bancorp, Inc.
521 Main Street
Forest City, Pennsylvania  18421

Gentlemen:

          We have been engaged as Special Counsel to Comm Bancorp, Inc. (the "Company"), in connection with the offer and sale of 300,000 shares of its Common Stock, par value $.33 per share (the "Common Stock"), pursuant to the Company's Dividend Reinvestment Plan.

          We have prepared a Registration Statement on Form S-3 to be filed at the Securities and Exchange Commission in Washington, D.C. under the provisions and regulations of the Securities Act of 1933, as amended, relating to the offering of the Company of 300,000 shares of Common Stock.

          As Special Counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have reviewed the Company s Amended Articles of Incorporation and Bylaws, as presently in effect. We have also reviewed copies of the Company's corporate minutes and other proceedings and records relating to the authorization and issuance of the Common Stock and such other documents and matters of law as we have deemed necessary in order to render this opinion.

          Based upon the foregoing, and in reliance thereon, it is our opinion that, in accordance with the terms and conditions of the offering as more fully described in the Prospectus, included as part of the Registration Statement, each of the shares of the Common Stock issued pursuant to the Registration Statement, will be duly authorized, legally and validly issued and outstanding, and fully paid and non-assessable on the basis of present Pennsylvania law.

          We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus, included as part of the Registration Statement, under the caption "Legal Matters."

                              Sincerely,


                              /s/ Schnader Harrison Segal & Lewis
                              SCHNADER HARRISON SEGAL & LEWIS